EXHIBIT 21.1

FEDERAL REALTY INVESTMENT TRUST AND SUBSIDIARIES

NAME OF SUBSIDIARY	STATE OF INCORPORATION OR ORGANIZATION
Street Retail, Inc	Maryland
FRIT San Jose Town and Country Village, LLC	California